                                                                    EXHIBIT 99.1
[PULTE HOMES LETTERHEAD]


FOR IMMEDIATE RELEASE



              PULTE HOMES ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

-    COMPANY RAISES GUIDANCE RANGE FOR 2002 EARNINGS TO $7.05 TO $7.15 PER SHARE
-    COMPANY OFFERS INITIAL EARNINGS GUIDANCE FOR 2003 OF $7.85 TO $8.25 PER
     SHARE
- THIRD QUARTER NET INCOME FROM CONTINUING OPERATIONS INCREASES 37% TO $114 MILLION, OR $1.83 PER SHARE
-    THIRD QUARTER NET NEW HOME ORDERS INCREASE 48% TO 8,005 HOUSES
-    QUARTER-END BACKLOG AT 13,675 HOMES, VALUED AT $3.5 BILLION
-    PULTE BOARD AUTHORIZES $100 MILLION STOCK REPURCHASE PROGRAM


         BLOOMFIELD HILLS, MI, OCTOBER 22, 2002 - Pulte Homes, Inc. (NYSE: PHM) announced today record financial results for its third quarter and nine months ended September 30, 2002. For the quarter, net income from continuing operations increased 37% to a record $113.5 million, or $1.83 per share, as compared to $83.2 million, or $1.53 per share, last year. Shares used in calculating third-quarter EPS increased 14% over the same period last year reflecting stock issued as part of the Company's merger with Del Webb that was effective July 31, 2001.

         Consolidated revenues for the quarter were $1.9 billion, an increase of 25% over prior year revenues of $1.5 billion. Higher revenues for the period reflect continued strength in Pulte's overall business and its expanded operations following last year's merger with Del Webb.

         Revenues from domestic homebuilding settlements for the quarter increased $315.8 million, or 22%, to a third quarter record of $1.8 billion. Higher revenues for the period resulted from a 16% increase in unit settlements to 7,280, up from 6,253 settlements last year, and a 5% increase in average selling price to $241,000 per home.

         Third quarter domestic homebuilding gross profit increased 24% to $353.3 million, as compared to prior year gross profit of $285.7 million. Domestic homebuilding margins increased 30 basis points in the period to 20.2%.

         Land sales during the quarter generated $28.7 million in revenues and $6.7 million in gross profit, as compared to $20.7 million and $3.9 million, respectively, last year. Land sales are an important element of the Company's domestic homebuilding operations, but can fluctuate from quarter-to-quarter depending upon the timing of individual transactions.

         Domestic net new home orders for the quarter were 8,005, an increase of 48% over prior year orders of 5,411 homes (excluding 3,823 Del Webb houses in backlog acquired at the time of the merger). Pulte's backlog as of September 30, 2002, was valued at $3.5 billion (13,675 homes), as compared to a value of $2.8 billion (11,772 homes) last year.

         "Our increased sales reflect a number of positive factors including strength in consumer demand, new community openings and initiatives to increase sales pace within several of our larger active adult communities," said O'Brien.

         The Company's financial services operations reported third quarter pre-tax income of $19.2 million, more than double prior year pre-tax income of $9.3 million. The improvement in third quarter financial results reflects higher loan originations of 5,740, up 16%, with a principal value of $945.1 million. In addition, the Company's mortgage operation continued to benefit from a favorable interest rate environment. For the quarter, Pulte Mortgage's capture rate was 77.6%, as compared to 74.4% last year.

         For the third quarter, Pulte's International operations reported pre-tax income of $.4 million, as compared to a pre-tax loss of $1.8 million for the comparable period last year. Gains for the quarter primarily reflect improved performance from the Company's operations in Argentina, while its operations in Mexico and Puerto Rico remained stable.

         Pulte Homes reported net income for the quarter of $123.4 million, or $1.99 per share. Net income for the quarter is inclusive of $9.9 million, or $0.16 per share, reported in the Company's discontinued operations, and related to the recognition of income tax benefits resulting from the favorable resolution of certain tax matters associated with its thrift operations that were discontinued in 1994.

         "Following last year's merger with Del Webb, Pulte has moved quickly to integrate the operations, while maintaining a strong financial position," said Roger A. Cregg, Senior Vice President and CFO. "We ended the quarter with total shareholder equity of $2.6 billion, book value of $42.36 per share, and a net-debt-to-total-capitalization of 39.7%. Over this most recent 12 month period we have generated a return on equity of 17%, while strengthening the Company's overall market position."

         In a separate release, Pulte Homes also announced today that its Board of Directors has approved a stock repurchase plan of up to $100 million. Shares will be purchased from time-to-time in the open market, depending upon market conditions.

NINE-MONTH RESULTS

         For the nine months ended September 30, 2002, Pulte Homes reported record net income from continuing operations of $272.6 million, or $4.42 per share, up 49% over prior year net income of $182.9 million, or $3.89 per share last year. Shares used in calculating nine-month EPS increased 31% to 61.7 million, primarily as a result of the Company's merger with Del Webb effective July 2001. Consolidated revenues for the period were $4.9 billion, up from $3.4 billion for the first nine months of last year.

         Pulte Homes' revenues from domestic homebuilding settlements increased 43% over the prior year period to $4.6 billion. Higher revenues for the period resulted from a 8% increase in average selling price to $239,000, combined with a 33% increase in the number of homes closed. The increase in average selling price and unit volumes reflect the inclusion of Del Webb operations and favorable building conditions during the period. Gross margins for the domestic homebuilding operations were unchanged at 20.0%, as pre-tax income increased 40% to $440.3 million.

         For the first nine months, Pulte's financial services operations reported pre-tax income of $47.6 million, up significantly from prior year pre-tax income of $23.5 million. Benefiting from the Company's higher closing volumes and an increased capture rate, mortgage originations jumped 23% to 14,960 loans, with a principal value of $2.4 billion. Pulte's mortgage operations also benefited from a favorable interest rate environment.

         Pulte's International operations reported net income for the first nine months of $1.8 million, as compared to a pre-tax loss of $2.1 million last year. The improved financial performance was driven by gains in the Company's operations in Mexico and Argentina, partially offset by reduced performance in its Puerto Rico communities.

         "Given our strong nine-month results and excellent backlog, Pulte Homes is raising guidance for full-year 2002 earnings to $7.05 to $7.15 per share, up from previous guidance of $6.75 to $7.00 per share," said Cregg. "We are also establishing our initial guidance for 2003 earnings of $7.85 to $8.25 per share. This guidance is based on recent demand trends and our preliminary budget reviews. Our guidance also assumes that economic conditions remain stable or improve in 2003, such that housing demand approaches what we are experiencing currently."

A conference call discussing Pulte Homes' third quarter results will be held today at 8:30 a.m. Eastern Time, and web cast live via Pulte.com . Interested investors can access the call via the Company's home page at www.pulte.com.

CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, (1) GENERAL ECONOMIC AND BUSINESS CONDITIONS; (2) INTEREST RATE CHANGES AND THE AVAILABILITY OF MORTGAGE FINANCING; (3) THE RELATIVE STABILITY OF DEBT AND EQUITY MARKETS; (4) COMPETITION; (5) THE AVAILABILITY AND COST OF LAND AND OTHER RAW MATERIALS USED BY THE COMPANY IN ITS HOMEBUILDING OPERATIONS; (6) THE AVAILABILITY AND COST OF INSURANCE COVERING RISKS ASSOCIATED WITH OUR BUSINESS; (7) SHORTAGES AND THE COST OF LABOR; (8) WEATHER RELATED SLOWDOWNS; (9) SLOW GROWTH INITIATIVES AND/OR LOCAL BUILDING MORATORIA; (10) GOVERNMENTAL REGULATION, INCLUDING THE INTERPRETATION OF TAX, LABOR AND ENVIRONMENTAL LAWS; (11) CHANGES IN CONSUMER CONFIDENCE AND PREFERENCES; (12) REQUIRED ACCOUNTING CHANGES; (13) TERRORIST ACTS AND OTHER ACTS OF WAR; AND (14) OTHER FACTORS OVER WHICH THE COMPANY HAS LITTLE OR NO CONTROL.

ABOUT PULTE HOMES

         Pulte Homes, Inc. (www.pulte.com), based in Bloomfield Hills, Michigan, has operations in 43 markets across the United States. Under its Del Webb (www.delwebb.com) brand, the Company is also the nation's leading builder of active adult communities for people age 55 and older. Over its history, the Company has constructed more than 300,000 homes and has been named Builder of the Year for 2002 by Professional Builder magazine. Pulte Mortgage Corporation is a nationwide lender committed to meeting the financing needs of Pulte Homes' customers by offering a wide variety of loan products and superior customer service.


/Web site:  http://www.pulte.com

                                                                      Pulte Homes, Inc.
                                                               Condensed Consolidated Results
                                                                        Of Operations

                                        ------------------------------------------------------------------------------
                                                 Three Months Ended                       Nine Months Ended
                                                    September 30,                            September 30,
                                              2002                2001                 2002                2001
                                        -------------------------------------    -------------------------------------
                                                           (000's omitted, except per share data)
                                                                         (Unaudited)
CONSOLIDATED RESULTS:
Revenues:
 Homebuilding                                 $1,831,317          $1,463,427           $4,848,592          $3,329,159
 Financial Services                               27,836              20,898               74,702              52,741
 Corporate                                           353                 494                  516               2,116
                                        -----------------    ----------------    -----------------    ----------------
Total Revenues                                $1,859,506          $1,484,819           $4,923,810          $3,384,016
                                        =================    ================    =================    ================

Pre-tax income (loss):
 Homebuilding                                 $  180,180          $  142,228           $  442,036          $  313,195
 Financial Services                               19,168               9,291               47,584              23,458
 Corporate                                       (13,254)            (16,296)             (42,770)            (39,255)
                                        -----------------    ----------------    -----------------    ----------------
Income from continuing operations
   before income taxes                           186,094             135,223              446,850             297,398

Income taxes                                     (72,585)            (52,072)            (174,293)           (114,509)
                                        -----------------    ----------------    -----------------    ----------------

Income from continuing operations                113,509              83,151              272,557             182,889

Income(loss) from discontinued
   operations                                      9,937                (364)               9,204                (937)
                                        -----------------    ----------------    -----------------    ----------------

Net income                                    $  123,446          $   82,787           $  281,761          $  181,952
                                        =================    ================    =================    ================

EARNINGS PER SHARE -
  ASSUMING DILUTION:

Income from continuing operations             $     1.83          $     1.53           $     4.42          $     3.89
Income(loss) from discontinued
   operations                                        .16                (.01)                 .15                (.02)
                                        -----------------    ----------------    -----------------    ----------------

Net income                                    $     1.99          $     1.52                 4.57          $     3.87
                                        =================    ================    =================    ================

Shares used in per share calculations             61,950              54,518               61,714              46,965
                                        =================    ================    =================    ================

Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                                                             Pulte Homes, Inc.
                                                                   Condensed Consolidated Balance Sheets
                                                                             ($000's omitted)
                                                                                (Unaudited)

                                                      ----------------------------------------------------------------
                                                        September 30,        December 31, 2001         September 30,
                                                            2002                                           2001
                                                      -----------------     --------------------    ------------------
ASSETS
Cash and equivalents                                        $  212,077               $   72,144            $   59,754
Unfunded settlements                                            44,613                   69,631                60,215
House and land inventories                                   4,439,060                3,833,763             4,002,423
Residential mortgage loans
  available-for-sale                                           329,161                  431,735               302,016
Goodwill                                                       307,693                  307,693               281,280
Intangible Assets                                              153,491                  159,604               169,575
Other assets                                                   833,062                  839,706               846,102
                                                      -----------------     --------------------    ------------------
                                                            $6,319,157               $5,714,276            $5,721,365
                                                      =================     ====================    ==================
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued liabilities                  $1,425,222               $1,155,702            $1,264,733
    Unsecured short-term
       borrowings                                                    -                  110,000                61,500
    Collateralized short-term debt, recourse solely
       to applicable subsidiary assets                         301,695                  413,675               276,295
    Income taxes                                                80,972                   35,370                66,179
    Subordinated debentures and senior notes                 1,918,364                1,722,864             1,882,775
                                                      -----------------     --------------------    ------------------
        Total Liabilities                                    3,726,253                3,437,611             3,551,482


Shareholders' Equity                                         2,592,904                2,276,665             2,169,883
                                                      -----------------     --------------------    ------------------
                                                            $6,319,157               $5,714,276            $5,721,365
                                                      =================     ====================    ==================

Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                                                    Pulte Homes, Inc.
                                                                      Segment Data
                                                                   Three Months Ended
                                                                     September 30,
                                                 ----------------------------------------------------

                                                       2002                                2001
                                                 -----------------                   ----------------
                                                                   ($000's omitted)
HOMEBUILDING:
  Pre-tax income (loss):
    Domestic                                           $  179,827                         $  143,983
    International                                             353                             (1,755)
                                                 -----------------                   ----------------
       Total Homebuilding                              $  180,180                         $  142,228
                                                 =================                   ================

Domestic Homebuilding:
    Home sales (settlements)                           $1,752,045                         $1,436,264
    Land sales                                             28,731                             20,702
                                                 -----------------                   ----------------
      Domestic Homebuilding Revenue                     1,780,776                          1,456,966
    Home cost of sales                                 (1,398,781)                        (1,150,561)
    Land cost of sales & administrative                   (22,063)                           (16,774)
       expense                                           (161,489)                          (131,475)
    Other expense, net                                     (5,362)                            (5,065)
                                                 -----------------                   ----------------
    EBIT                                                  193,081                            153,091
    Interest                                              (13,254)                            (9,108)
                                                 -----------------                   ----------------
    Pre-tax income                                     $  179,827                         $  143,983
                                                 =================                   ================

International Homebuilding:
  Home sales (settlements)                             $   50,541                         $    6,461
  Cost of sales                                           (41,512)                            (5,652)
    Selling, general & administrative
       expense                                             (8,431)                            (3,687)
    Other income (expense), net                              (591)                               176
    Minority Interest                                        (227)                                 -
    Equity in income of joint venture
    operations                                                573                                947
                                                 -----------------                   ----------------
    Pre-tax income (loss)                              $      353                         $   (1,755)
                                                 =================                   ================
FINANCIAL SERVICES:
  Pre-tax income                                       $   19,168                         $    9,291
                                                 =================                   ================
MORTGAGE
  ORIGINATIONS:
  Origination volume                                        5,740                              4,938
                                                 =================                   ================

    Origination principal                              $  945,100                         $  768,500
                                                 =================                   ================
CORPORATE:
  Pre-tax loss:
    Net interest expense                               $   (9,271)                        $   (9,937)
    Other Corporate expense, net                           (3,983)                            (6,359)
                                                 -----------------                   ----------------
          Total Corporate                              $  (13,254)                        $  (16,296)
                                                 =================                   ================

Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                                                   Pulte Homes, Inc.
                                                                    Segment Data
                                                                  Nine Months Ended
                                                                    September 30,
                                                 ----------------------------------------------------

                                                       2002                               2001
                                                 -----------------                   ----------------
                                                                   ($000's omitted)
HOMEBUILDING:
  Pre-tax income (loss):
    Domestic                                           $  440,255                         $  315,276
    International                                           1,781                             (2,081)
                                                 -----------------                   ----------------
       Total Homebuilding                              $  442,036                         $  313,195
                                                 =================                   ================

Domestic Homebuilding:
    Home sales (settlements)                           $4,637,918                         $3,239,772
    Land sales                                             86,500                             63,129
                                                 -----------------                   ----------------
      Domestic Homebuilding Revenue                     4,724,418                          3,302,901
    Home cost of sales                                 (3,708,250)                        (2,593,208)
    Land cost of sales                                    (60,862)                           (45,796)
    Selling, general & administrative
       expense                                           (467,370)                          (317,273)
    Other expense, net                                    (14,537)                            (8,004)
                                                 -----------------                   ----------------
    EBIT                                                  473,399                            338,620
    Interest                                              (33,144)                           (23,344)
                                                 -----------------                   ----------------
    Pre-tax income                                     $  440,255                         $  315,276
                                                 =================                   ================
International Homebuilding:
  Home sales (settlements)                             $  124,174                         $   26,258
  Cost of sales                                           (99,420)                           (22,906)
    Selling, general & administrative
       expense                                            (24,786)                            (8,941)
    Other income (expense), net                            (1,449)                               536
    Minority Interest                                        (623)                                 -
    Equity in income of joint venture
    operations                                              3,885                              2,972
                                                 -----------------                   ----------------
    Pre-tax income (loss)                              $    1,781                         $   (2,081)
                                                 =================                   ================
FINANCIAL SERVICES:
  Pre-tax income                                       $   47,584                         $   23,458
                                                 =================                   ================
MORTGAGE
  ORIGINATIONS:
  Origination volume                                       14,960                             12,209
                                                 =================                   ================
    Origination principal                              $2,421,300                         $1,871,300
                                                 =================                   ================
CORPORATE:
  Pre-tax loss:
    Net interest expense                               $  (28,483)                        $  (23,620)
    Other Corporate expense, net                          (14,287)                           (15,635)
                                                 -----------------                   ----------------
          Total Corporate                              $  (42,770)                        $  (39,255)
                                                 =================                   ================

Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                                                      Pulte Homes, Inc.
                                                                   Business Operating Data
                                                 Three Months Ended                       Nine Months Ended
                                                   September 30,                            September 30,

                                        -------------------------------------    -------------------------------------

                                             2002                 2001                2002                 2001

                                        ----------------     ----------------    ----------------     ----------------
                                                                       (000's omitted)

HOMEBUILDING UNIT SETTLEMENTS - PULTE
AND AFFILIATES:
  Domestic                                        7,280                6,253              19,375               14,572
  International                                   1,978                1,618               5,395                5,036
                                        ----------------     ----------------    ----------------     ----------------

  Total Pulte and Pulte-affiliate
       settlement units                           9,258                7,871              24,770               19,608
                                        ================     ================    ================     ================


HOMEBUILDING REVENUES - PULTE AND
AFFILIATES:
  Domestic                                   $1,752,045           $1,436,264          $4,637,918           $3,239,772
  International                                  55,265               48,402             160,006              145,909
                                        ----------------     ----------------    ----------------     ----------------

  Total Pulte and Pulte-affiliate
       revenues                              $1,807,310           $1,484,666          $4,797,924           $3,385,681
                                        ================     ================    ================     ================
Domestic Homebuilding
  Unit settlements:
    Northeast                                       593                  499               1,513                1,343
    Southeast                                     2,122                2,009               5,686                5,369
    Midwest                                       1,269                  998               2,947                2,188
    Central                                       1,101                1,008               2,854                2,510
    West                                          2,195                1,739               6,375                3,162
                                        ----------------     ----------------    ----------------     ----------------
                                                  7,280                6,253              19,375               14,572
                                        ================     ================    ================     ================

  Unit net new orders:
    Northeast                                       680                  470               2,134                1,657
    Southeast                                     2,305                2,331               6,820                6,818
    Midwest                                       1,151                1,030               3,697                3,004
    Central                                       1,174                1,095               3,766                3,363
    West                                          2,695                4,308               7,955                6,025
                                        ----------------     ----------------    ----------------     ----------------
                                                  8,005               9,234*              24,372              20,867*
                                        ================     ================    ================     ================

  Unit backlog:
    Northeast                                                                              1,452                1,124
    Southeast                                                                              3,693                3,590
    Midwest                                                                                2,125                1,723
    Central                                                                                1,815                1,667
    West                                                                                   4,590                3,668
                                                                                 ----------------     ----------------
                                                                                          13,675               11,772
                                                                                 ================     ================
International Homebuilding:
  Unit settlements:
    Pulte                                         1,950                   35               4,403                  178
    Pulte-affiliated entities                        28                1,583                 992                4,858
                                        ----------------     ----------------    ----------------     ----------------
                                                  1,978                1,618               5,395                5,036
                                        ================     ================    ================     ================

*Includes acquired backlog of 3,823 units from the merger with Del Webb Corporation effective July 31, 2001.